UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): Dec. 1, 2009

LAWSON SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On December 1, 2009, Robert A. Schriesheim notified Lawson Software, Inc. that he is resigning from his position as chief financial officer of Lawson Software, Inc. effective January 1, 2010, to accept the position of chief financial officer with another publicly held company. Mr. Schriesheim will continue to serve on the Lawson Board of Directors as a non-employee director.  Until his departure as an employee on January 1, 2010, Mr. Schriesheim will continue as chief financial officer and continue to lead Lawson’s worldwide finance and accounting team.  Lawson has named Stefan Schulz, Lawson’s current senior vice president of finance and principal accounting officer, as chief financial officer and principal financial officer, to be effective January 1, 2010.  Mr. Schulz, age 43, joined Lawson in October 2005 as senior vice president and global controller.  From 1993 until joining Lawson in 2005, he worked for BMC Software, a leading provider of enterprise management software, where he served as vice president of global revenue operations from May 2004 until October 2005, and corporate controller from 2001 until 2004.  From 1988 until joining BMC in 1993, he was an engagement manager for Arthur Anderson LLP in their audit and business advisory practice. Mr. Schulz graduated from Lamar University with a B.B.A. degree in accounting and is an inactive CPA. A copy of the press release announcing this change is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press release of Lawson Software, Inc. issued December 7, 2009 pertaining to the chief financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date:	December 7, 2009	By: /s/ Harry Debes
Harry Debes,
President and Chief Executive Officer